Exhibit 23.0

We consent to the incorporation by reference in First Savings Financial Group, Inc.’s Registration Statement No. 333-154417 on Form S-8 of our report dated October 31, 2008 contained in the annual report for the year ended September 30, 2008 appearing in this Form 10-K.

/s/ Monroe Shine & Co., Inc.

New Albany, Indiana

December 19, 2008